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                                                                       EXHIBIT 2

                                 FIRST AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (the "Amendment"), dated as of March 28, 2001, is entered into by and between BancorpSouth, Inc., a Mississippi corporation (the "Company"), and BancorpSouth Bank, a Mississippi corporation, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of April 24, 1991 (the "Rights Agreement");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as set forth below; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Rights Agreement may be amended as set forth herein without approval of the holders of the rights, and the Rights Agent is willing to amend the Rights Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the Company and the Rights Agent agree as follows:

1. UPDATE OF COMPANY'S NAME. All references in the Rights Agreement, and the Exhibits thereto, to "Bancorp of Mississippi, Inc." are hereby replaced entirely by "BancorpSouth, Inc."

2. UPDATE OF RIGHTS AGENT'S NAME. All references in the Rights Agreement, and the Exhibits thereto, to "Bank of Mississippi" are hereby replaced entirely by "BancorpSouth Bank."

3. AMENDMENT TO PERMIT THE CURE OF AN INADVERTENT ACQUISITION. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

         ""Acquiring Person" shall mean any Person which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Company Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity. Notwithstanding the foregoing:

         (x) no Person shall become an "Acquiring Person" as the result of an acquisition of Company Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate percentage of



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         shares beneficially owned by such Person to 20% or more of the Company
         Common Stock then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Company Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Company Common Stock, then such Person shall be deemed to be an Acquiring Person; and

         (y) if a majority of the members of the Board of Directors, with the concurrence of a majority of the Independent Directors, determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently (including, without limitation, because
         (i) such Person was unaware that he or it was the Beneficial Owner of a percentage of shares of Common Stock that would otherwise cause such person to be an Acquiring Person or (ii) such Person was aware of the extent to which he or it is the Beneficial Owner of shares of Common Stock but had no actual knowledge of the consequences of being such a Beneficial Owner under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person, after being advised of such determination and within a period of time set by a majority of Independent Directors, divests himself or itself of a sufficient number of shares of Common Stock so that such Person shall not be deemed to be or have become an Acquiring Person for any purposes of this Agreement, then such Person shall not be deemed to be or to have become an Acquiring Person for any purpose under this Agreement during any period of time (1) prior to the time the members of the Board of Directors shall have become aware that such Person had become an Acquiring Person (but for the provisions of this subsection
         (y)), (2) during which the members of the Board of Directors are making the determination called for under this subsection (y), and (3) during which such Person is divesting himself or itself of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person."

4. AMENDMENT TO DELETE THE "DEAD HAND" PROVISION. The definition of "Independent Director" in Section 1(l) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

         ""Independent Director" shall mean a member of the Board of Directors of the Company who is not, and has never been, an officer or employee of the Company."

5. AMENDMENT OF "DISTRIBUTION DATE" TO PARALLEL THE SEC'S TENDER OFFER RULES. Section 3(a)(i) of the Rights Agreement is hereby amended to delete the phrase "tenth day" and replace such phrase with "tenth Business Day."

6. AMENDMENT OF "DISTRIBUTION DATE" TO PARALLEL THE SEC'S TENDER OFFER RULES. Section 3(a)(ii) of the Rights Agreement is hereby amended to delete the phrase "tenth day" and replace such phrase with "tenth Business Day."


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7.       AMENDMENT OF THE STOCK CERTIFICATE LEGEND. Section 3(c) of the Rights
Agreement is hereby amended to insert the phrase ", and amended as of March 28, 2001" immediately following the phrase "dated April 24, 1991" in the legend contained in Section 3(c).

8. EXTENSION OF THE EXPIRATION DATE. Section 7(a) of the Rights Agreement is hereby amended to delete the phrase "April 24, 2001" in clause (i) thereof and replace such phrase with "March 28, 2011."

9. AMENDMENT OF THE PURCHASE PRICE. Section 7(b) of the Rights Agreement is hereby amended to delete the phrase "shall initially be $100.00" and replace such phrase with "shall be $60.00."

10. AMENDMENT OF THE "FLIP-IN" RIGHT. Section 11(a)(ii) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

         "(ii)    Subject to Section 24 of this Agreement, in the event (A) any
         Person shall at any time after the Rights Dividend Declaration Date become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is (1) a transaction set forth in Section 13(a) hereof, or (2) an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the Independent Directors and who are not representatives, nominees, or Affiliates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price that is fair to shareholders (taking into account all factors that such members of the Board deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders, or (B) a majority of the members of the Board of Directors, with the concurrence of a majority of the Independent Directors, shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of (I) at least 10% of the shares of Common Stock then outstanding or (II) Voting Securities representing at least 10% of the Total Voting Power, and a determination, after reasonable inquiry and investigation, including consultation with such persons, as such members of the Board of Directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Stock and/or Voting Securities beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to,


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         impairment of the Company's relationships with customers, impairment of the Company's ability to maintain its competitive position, impairment of the Company's capital position, impairment of the Company's ability to meet the convenience and needs of the communities it serves, or impairment of the Company's business reputation or ability to deal with governmental agencies) to the detriment of the Company's shareholders; then, immediately upon the date of the occurrence of any event described above (a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of one share of Common Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement, other than Section 13 hereof) by fifty percent (50%) of the then current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided, however, that the Purchase Price (as so adjusted) and the number o shares of Common Stock so receivable upon exercise of a Right shall, following the Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

11. AMENDMENT TO REFLECT NYSE LISTING. Section 11(d) of the Rights Agreement is hereby amended by amending and restating the second sentence of
Section 11(d) to read in its entirety as follows:

         "The closing price for each day shall be, if the shares of Company Common Stock are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if such shares of Company Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading, or, if such shares of Company Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Company Common Stock selected by the Board of Directors, with the concurrence of a majority of the Independent Directors."


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12.      AMENDMENT OF THE REQUIREMENT TO MAIL A SUMMARY OF ADJUSTMENTS TO THE
PURCHASE PRICE. Section 12(c) of the Rights Agreement is hereby amended and restated to read in its entirety as "if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 26 hereof."

13. AMENDMENT TO REFLECT NYSE LISTING. Section 14(a) of the Rights Agreement is hereby amended by amending and restating the fourth sentence of
Section 14(a) to read in its entirety as follows:

         "The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on the New York Stock Exchange, or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Independent Directors."

14. AMENDMENT TO PARALLEL THE SEC'S TENDER OFFER RULES. Section 23(a)(ii) of the Rights Agreement is hereby amended and restated to read in its entirety as "the Close of Business on the Distribution Date."

15. AMENDMENT TO PARALLEL THE SEC'S TENDER OFFER RULES. Section 23(a) of the Rights Agreement is hereby amended to delete subsection 23(a)(iii).

16. UPDATE OF THE NOTICE PROVISION. Section 26 of the Rights Agreement is hereby amended by amending and restating the first sentence of Section 26 to read in its entirety as follows:

         "All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex, telecopy, telegram or cable) and mailed, sent or delivered, if to the Company at the following address:

         BancorpSouth, Inc.
         One Mississippi Plaza
         Tupelo, Mississippi 38804
         Attention: Mr. Aubrey B. Patterson;


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         and if to the Rights Agent, at the following address:

         BancorpSouth Bank
         One Mississippi Plaza
         Tupelo, Mississippi 38804
         Attention: Mr. Aubrey B. Patterson."

17. REFERENCES; EFFECT. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Rights Agreement. Each reference to the "Agreement" in the Rights Agreement, and the Exhibits thereto, shall be deemed to refer to the Rights Agreement, as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and otherwise unaffected hereby.

18. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

                         [NEXT PAGE IS SIGNATURE PAGE.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereto duly authorized, all on the date first written above.



                                   BANCORPSOUTH, INC.



                                   By: /s/ Aubrey B. Patterson
                                       --------------------------------
                                       Aubrey B. Patterson
                                       Chairman and Chief Executive Officer



                                   BANCORPSOUTH BANK, as Rights Agent



                                   By: /s/ James V. Kelley
                                       -----------------------------------------
                                       James V. Kelley
                                       President and Chief Operating Officer


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